EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders
NFO Research, Inc.
Greenwich, Connecticut


We consent to the incorporation by reference in this Registration Statement of NFO Research, Inc. on Form S-8 of our report dated February 17, 1995, appearing in this Annual Report on Form 10-K of NFO Research, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Ann Arbor, Michigan
March 28, 1997